EXHIBIT 99.1

                    JOINT FILER INFORMATION

Date of Events Requiring Statement:  06/15/07
Issuer Name and Ticker or Trading Symbol:  Nextera Enterprises, Inc. [NXRA.OB]

Designated Filer:       Jocott Enterprises, Inc.
Other Joint Filers:     Joseph J. Millin
                        Scott J. Weiss
                        The Millin Family Living Trust
                        The Scott and Debra Weiss Living Trust

Addresses:	The principal business address of each of the Joint
                Filers above is c/o 16217 Kittridge Street,
                Van Nuys, California 91406

Signatures:

                /s/ Joseph J. Millin
                Joseph J. Millin


                /s/ Scott J. Weiss
                Scott J. Weiss


                The Millin Family Living Trust


                By: /s/ Joseph J. Millin
                Name: Joseph J. Millin
                Title: Authorized Person


                The Scott and Debra Weiss Living Trust


                By: /s/ Scott J. Weiss
                Name: Scott J. Weiss
                Title: Authorized Person